UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 22, 2022

Statera Biopharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2022, the Company obtained a limited waiver (“Waiver”) from a certain investor (“Investor”) with respect to certain provisions of a Securities Purchase Agreement, dated as of February 6, 2022, by and among the Company and the Investor which limits the ability of the Company to issue common stock and/or warrants except through the confidentially marketed public offering announced on March 22, 2022.  As consideration for the limited waiver, upon consummation of such public offering, the exercise price of the Common Stock Purchase Warrant issued on February 9, 2022, by the Company to the Investor in connection with the Securities Purchase Agreement, will be repriced from $1.00 per share to the public offering price per Unit in the confidentially marketed public offering of the Company, subject to adjustment under the Common Stock Purchase Warrant.

The foregoing summary of the form of Waiver is qualified in its entirety by reference to the full text of the form of Waiver, copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	Form of Waiver.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATERA BIOPHARMA, INC.

March 22, 2022	By:	/s/ Peter Aronstam
	Name:	Peter Aronstam
	Title:	Chief Financial Officer